UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2021
______________________
State Street Corporation
(Exact name of registrant as specified in its charter)
____________________

Massachusetts	001-07511	04-2456637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street
Boston	Massachusetts	02111
(Address of principal executive offices, and Zip Code)

Registrant’s telephone number, including area code:	(617)	786-3000
________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value per share	STT	New York Stock Exchange

Depositary Shares, each representing a 1/4,000th ownership interest in a share of	STT.PRD	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, without par value per share

Depositary Shares, each representing a 1/4,000th ownership interest in a share of	STT.PRG	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series G, without par value per share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On May 19, 2021, State Street Corporation held its annual meeting of shareholders. At the meeting, 299,643,339 shares of State Street’s common stock were represented in person or by proxy. This represented approximately 86% of the 348,513,475 shares of State Street’s common stock outstanding as of the close of business on March 22, 2021, the record date for the meeting. The following matters were voted on at the meeting:

•the election of twelve director nominees;
•the approval of an advisory proposal on executive compensation;
•the ratification of the selection of Ernst & Young LLP as State Street’s independent registered public accounting firm for the year ending December 31, 2021; and
•a shareholder proposal requesting that the Board oversee a racial equity audit.

The shareholders voted: to elect the twelve director nominees; to approve the advisory proposal on executive compensation; to ratify the selection of the independent registered public accounting firm; and against the shareholder proposal.

The number of votes cast for or against and the number of abstentions and broker non-votes, as applicable, in connection with each matter presented for shareholder consideration at the meeting, are set forth below:

Proposal 1 - Election of Directors

	For	Against	Abstain	Broker Non-Votes

Marie A. Chandoha	279,687,363	1,020,711	354,442	18,580,823
Patrick de Saint-Aignan	272,690,319	7,983,341	388,856	18,580,823
Amelia C. Fawcett	264,312,147	16,424,793	325,576	18,580,823
William C. Freda	277,787,779	2,889,794	384,943	18,580,823
Sara Mathew	267,489,613	13,243,541	329,362	18,580,823
William L. Meaney	278,761,749	1,909,635	391,132	18,580,823
Ronald P. O'Hanley	258,571,699	21,378,896	1,111,921	18,580,823
Sean O' Sullivan	279,609,794	1,076,953	375,769	18,580,823
Julio A. Portalatin	279,274,879	1,389,445	398,192	18,580,823
John B. Rhea	279,259,200	1,414,004	389,312	18,580,823
Richard P. Sergel	264,241,124	16,395,821	425,571	18,580,823
Gregory L. Summe	244,645,220	36,062,238	355,058	18,580,823

Proposal 2 - Advisory Proposal on Executive Compensation

For	Against	Abstain	Broker Non-Votes
264,269,297	15,946,114	847,105*	18,580,823
94.3%	5.7%	*	*

Proposal 3 - Ratification of the selection of Ernst & Young LLP as State Street’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2021

For	Against	Abstain	Broker Non-Votes
281,631,888	17,856,893	154,558*	**
94.0%	6.0%	*	**

Proposal 4 – Shareholder Proposal

For	Against	Abstain	Broker Non-Votes
101,680,454	174,646,739	4,735,323*	18,580,823
36.8%	63.2%	*	*

* Not counted as votes cast
** Not applicable

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

*	104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Submitted electronically herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

		By:	/s/ DAVID C. PHELAN
		Name:	David C. Phelan,
		Title:	Executive Vice President, General Counsel and Secretary
Date:	May 21, 2021